Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-206795, 333-215147, and 333-221350) and Form S-8 (Nos. 333-115146, 333-125973, 333-133323, 333-136524, 333-140963, 333-149713, 333-152850, 333-161116, 333-168520, 333-176089, 333-183091, 333-190458, 333-206101, and 333-221348) of Cytokinetics, Incorporated of our report dated March 5, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

March 5, 2018